EXHIBIT 10.03

                                  SCHEDULE "A"
                            IDAHO CONSOLIDATED METALS
                           INCENTIVE STOCK OPTION PLAN

                      Dated for reference: January 9, 2001

1.       INTERPRETATION

1.1      Defined Terms

         For the purposes of this Plan, the following terms shall have the following meanings:

         (a) "Act" means the Securities Act (British Columbia), R.S.B.C. 1996, c. 62, as amended, and any legislation passed in replacement thereof or supplemental thereto and all regulations pursuant thereto;

         (b)      "Associate" has the meaning ascribed to that term under
                  section 1(1) of the Act;

         (c)      "Affiliated" has the meaning ascribed to that term under
                  section 1(2) of the Act;

         (d)      "Board" means the Board of Directors of the Corporation;

         (e)      "CDNX" means the Canadian Venture Exchange.

         (f) "Common Shares" means the Common shares without par value of the capital stock of the Corporation as currently constituted;

         (g) "Corporation" means IDAHO CONSOLIDATED METALS CORP., which was incorporated pursuant to the law of British Columbia under incorporation number 351563;

         (h) "Eligible Person" means, subject to all applicable laws, any director, officer or employee of the Corporation or any of its Affiliated companies and any other person or company engaged to provide ongoing management or consulting services for the Corporation or any of its Affiliated companies;

         (i) "Employee" means an employee of the Corporation or of any of its Affiliated companies the Corporation as defined under Canadian Venture Exchange policy 4.4 or under the Income Tax Act.;

         (j) "Exercise Price" means the amount payable on the exercise of an Option;

         (k) "Insider" means an insider as defined under section 1(1) of the Act;

         (l) "Option" means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of this Plan;

         (m) "Participant" means an Eligible Person to whom Options have been granted;

         (n)      "Plan" means this Incentive Stock Option Plan of the
                  Corporation;

         (o) "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism

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                  involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise; and

         (p) "Termination Date" means the date on which a Participant ceases to be an Eligible Person.

1.2      Included Words

         Wherever words importing the singular are used in this Plan the same will be deemed to include references to the plural and vice versa, and words importing gender will be deemed to include all genders.

1.3      Governing Law

         This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

2.       PURPOSE AND ADMINISTRATION

2.1      Purpose

         The purpose of this Plan is to advance the interests of the Corporation by:

         (a)      providing Eligible Persons with additional incentive;

         (b)      encouraging stock ownership by such Eligible Persons;

         (c) increasing the proprietary interest of Eligible Persons in the success of the Corporation;

         (d) encouraging the Eligible Person to remain with the Corporation or its Affiliates; and

         (e)      attracting new employees and officers.

2.2      Administration

         This Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three directors. If a committee is appointed for the purpose described in subsection 2.1, all references to the Board will be deemed to be references to the committee. Subject to the limitations of this Plan, the Board shall have the authority to:

         (a)      grant Options to Eligible Persons;

         (b) determine the terms, limitations, restrictions and conditions respecting such grants;

         (c) interpret this Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan as it shall from time to time deem advisable; and

         (d) make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable.

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         The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

3.       RESERVATION OF SHARES

3.1      Maximum Number

         The maximum number of Common Shares issuable for all purposes under this Plan shall not exceed 6,586,442 shares. However, in accordance with CDNX Policy 4.4, this maximum number may be revised from time to time provided that approval is obtained from the Company's shareholders and the CDNX.

         Any Common Shares that are subject to an Option which for any reason is cancelled or terminated without having been wholly exercised, shall again be available for grant under this Plan. Common Shares covered by an Option that shall have been exercised shall not be available again for an Option grant under this Plan.

3.2      Per Person

         The maximum number of Common Shares which may be reserved for issuance under Options to a Participant, other than a consultant, at any time under this Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other Share Compensation Arrangement.

         Where the Participant is a consultant, as defined in Blanket Order Ruling #96/15 of the Act, the maximum number of Common Shares which may be reserved for issuance under Options to the consultant shall be 2% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other Share Compensation Arrangement.

3.3      Capital Alteration

         The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

         (a) if and when the Common Shares are subdivided or consolidated after the date an Option is granted, or the Corporation fixes a record date for and pays to holders of Common Shares of record as of a date after the date the Option is granted a dividend payable in Common Shares, the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such shares that the Participant would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise, and the number of such shares referred to in subsection 3.1 as previously allotted or considered as allotted or issued for the purpose of subsection 3.1 will be correspondingly adjusted;

         (b) if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which paragraph (a) above does not apply, the Board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by the Participant on the exercise of
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                  Options then outstanding and will make such amendments to the
                  Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result; and

         (c) the Corporation will not be required to issue any fractional share in satisfaction of its obligations hereunder or any payment in lieu thereof.

         The Exercise Price per Common Share to be acquired upon the exercise of an Option shall be subject to adjustment if and whenever the Common Shares are subdivided or consolidated after the date an Option is granted, or the Corporation fixes a record date for and pays to holders of Common Shares of record as of a date after the date the Option is granted a dividend payable in Common Shares (such event is hereinafter collectively referred to as an "Adjustment Event"). The Exercise Price shall be adjusted effective immediately after the effective date of the Adjustment Event by multiplying the Exercise Price in effect immediately prior to the effective date of the Adjustment Event by a fraction, the numerator of which shall be the number of Common Shares outstanding on such date before giving effect to the Adjustment Event and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to the Adjustment Event, including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares upon the effective date of such Adjustment Event.

4.       EXISTING STOCK OPTIONS

4.1 The existing options granted by the Corporation, representing approximately 7% of the issued and outstanding shares in the capital of the Corporation, are hereby brought under the umbrella of this Plan and, consequently, as of the date of the Plan, the following are the issued and outstanding options:
------------------------------------- ------------- ------------ ---------------
      Name of Optionee                No. of      Exercise            Expiry
                                      Option        Price              Date
                                      Shares
------------------------------------- ------------- ------------ ---------------
Delbert W. Steiner                    50,000        $0.37             Apr 7/04
                                      325,000       $0.30            Jan 14/05
                                      300,000       $1.20            Mar. 24/05
------------------------------------- ------------- ------------ ---------------
Theodore Tomasovich                   50,000        $0.26            Aug 27/01
                                      50,000        $0.37             Apr 7/04
                                      325,000       $0.30            Jan 14/05
------------------------------------- ------------- ------------ ---------------
Robert A. Young                       100,000       $0.26            Feb 13/01
                                      50,000        $0.37             Apr 7/04
------------------------------------- ------------- ------------ ---------------
Jag Vyas                              50,000        $0.30            Jan 14/05
------------------------------------- ------------- ------------ ---------------
Wilf Struck                           50,000        $0.26            Feb 13/01
                                      50,000        $0.37             Apr 7/04
                                      325,000       $0.30            Jan 14/05
------------------------------------- ------------- ------------ ---------------
Trudy Weed                            15,000        $0.26             Apr 1/02
                                      50,000        $0.37             Apr 7/04
------------------------------------- ------------- ------------ ---------------
Vanessa Bachman                       15,000        $0.26             Apr 1/02
                                      15,000        $0.37             Apr 7/04
                                      50,000        $0.30            Jan 14/05
------------------------------------- ------------- ------------ ---------------
Arthur Glover                         50,000        $0.37             Apr 7/04
------------------------------------- ------------- ------------ ---------------
Kenneth A. Scott                      50,000        $0.30            Jan 14/05
------------------------------------- ------------- ------------ ---------------
Alistair Turner                       150,000       $0.72             Mar 7/05
------------------------------------- ------------- ------------ ---------------
David K. Fraser                       50,000        $1.12            June 25/05
------------------------------------- ------------- ------------ ---------------
D. Grenville Thomas                   150,000       $0.96            July 12/05
------------------------------------- ------------- ------------ ---------------

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5.       TERM AND TERMINATION

5.1      Effective Date

         This Plan shall be effective upon the approval of this Plan by the CDNX. All Options granted by the Corporation prior to the approval date shall be deemed to form part of and to comply with the provisions of this Plan, except that such prior Options are not subject to the vesting provisions under this Plan. Upon approval of the CDNX, the Corporation may grant Options under this Plan up to the maximum number, provided that it shall be a term of any such grant of Option that the Participants may not exercise the Option until such time as the shareholders of the Corporation have approved this Plan.

5.2      Amend or Terminate Plan

         The Board may amend, suspend or terminate this Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.

5.3      Continuing Effect

         If this Plan is terminated, the provision of this Plan and any administration guidelines, and other rules and regulations adopted by the Board and in force at the time of this Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

6.       COMPLIANCE WITH LEGISLATION

6.1      Applicable Laws

         This Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell and deliver Common Shares upon exercise of Options, shall be subject to all applicable federal, state, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required.

         The Corporation shall not be obliged by provision of this Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals.

6.2      Void where Applicable

         No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of this Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void.

6.3      Listing on Stock Exchange

         The Corporation shall have no obligation to issue any Common Shares pursuant to this Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.

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6.4      Resale Restrictions

         Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws. In particular, if Options are granted to any resident or citizen of the Province of British Columbia, the Board and the Corporation will use their best efforts to ensure that all matters pertaining to such Option shall be made in compliance with applicable British Columbia securities laws.

         The current policies of CDNX provide that Options shall be subject to a four month hold period commencing on the date of grant. Any Common Shares issued upon exercise of an Option may not be traded through the facilities of CDNX or otherwise in Canada during the term of the hold period without the prior written consent of CDNX.

7.       TERMS OF OPTIONS

7.1      Grant of Options

         Subject to the provisions of this Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in this section, applicable to the exercise of an Option, including, without limitation:

         (a) the nature and duration of the restrictions, if any, to be imposed upon the exercise of the Option or the sale or other disposition of Common Shares acquired upon exercise of the Option; and

         (b) the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited, with the discretion in the Board to modify or rescind such restrictions in the event of certain corporate development such as take over bid, reorganization, merger, change in capital or amalgamations.

         An Eligible Person may receive Options on more than one occasion under this Plan and may receive separate Options on any one occasion.

7.2      Option Exercise Price

         The Board shall establish the Exercise Price at the time each Option is granted, subject to the following conditions:

         (a) if the Common Shares are not listed, posted and trading on any stock exchange or bulletin board, then the Exercise Price for the Options granted shall be determined by the Board at the time of granting; and

         (b) if the Common Shares are listed, posted and trading on the CDNX, then the Exercise Price for the Options granted then shall not be less than the Discounted Market Price as defined in the CDNX policies;

         (c) if the Option is granted within 90 days of a distribution by a Prospectus, the minimum exercise price will be the greater of the Discounted Market Price and the per share price paid by the public investors for the distribution under the Prospectus; and.

         (d) in all other cases, the Exercise Price shall be determined in accordance with the rules and regulations of the applicable regulatory bodies.
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         The Exercise Price shall be subject to adjustment in accordance with the provisions of subsection 3.3.

7.3      Term of Options

         For as long as the Corporation is classified as a Tier 2 company of the CDNX, Options granted must terminate on the earlier of the Termination Date or 5 years after the date of grant or such lesser period as may be determined by the Board. In the event the Corporation is classified by the CDNX as a Tier 1 company, then the Board can choose to comply with either the provisions of the Toronto Stock Exchange Option policy or the CDNX policies for Tier 2 companies.

         If the Common Shares are no longer listed on the CDNX and are listed on another recognized stock exchange in North America, the Options granted may terminate on the earlier of the Termination Date or the maximum number of years as permitted by the policies of that stock exchange on which the Common Shares are listed, or such lesser period as may be determined by the Board.

7.4      When Exercisable

         The Board may determine when any Option will become exercisable, provided that each Option (other than the Options granted as at the date of this Agreement) must be subject to a vesting schedule under which not more than:

         (a) 25% of the initial aggregate number of common shares which may be purchased under the Option may vest on allocation;

         (b) 25% of the initial aggregate number of common shares which may be purchased under the Option may vest on the date which is 6 calendar months after the date of grant;

         (c) 25% of the initial aggregate number of common shares which may be purchased under the Option may vest on the date which is 12 calendar months after the date of grant; and

         (d) 25% of the initial aggregate number of common shares which may be purchased under the Option may vest on the date which is 18 calendar months after the date of grant.

7.5      No Fractional Shares

         No fractional Common Shares shall be issued upon the exercise of options granted under this Plan and accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

7.6      Cease to Be Eligible Person

         If the Corporation or its Subsidiary terminates the employment or engagement of a Participant for any reason other than just cause, then any Option that has been granted to that Participant shall become fully vested and may be exercised within the earlier of 90 days of the Termination Date or the expiry date of the Option.

         If the Corporation or its Subsidiary terminates the employment or engagement of the Participant for just cause, or the Participant should terminate his or her employment or engagement with the Corporation or its Subsidiary, or the Participant ceases to become an Eligible Person, then the Participant shall be entitled only to exercise that part of the Option that is vested pursuant to

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         clause 6.4 above within the earlier of 90 days of the Termination Date or the expiry date of the Option.

         If a Participant dies, the legal representative of the Participant may exercise the Participant's Options within 12 months after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death.

7.7      Non-transferable

         Options shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

         Without limitation, and for greater certainty only, paragraph 7.6 will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or as entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant.

7.8      Option Agreement

         Each Option shall be confirmed by an option agreement executed by the Corporation and by the Participant.

7.9      Payment of Exercise Price

         The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, but subject to the terms of this Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

8.       GENERAL

8.1      Other Arrangements

         Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

8.2      No Rights as Shareholder

         Nothing contained in this Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in this Plan and pursuant to the exercise of any Option.

8.3      Continuing Services as Director, Officer, Employee or Consultant

         This Plan does not give any Participant or any employee of the Corporation or any of its associated, affiliated, subsidiary or controlled companies the right or obligation to or to continue to serve as a director, officer, employee or consultant, as the case may be, of the Corporation or any of its affiliated companies.

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8.4      No Fettering of Discretion

         The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board. This Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Corporation or any of its subsidiaries other than as specifically provided for in this Plan.

DATED at Vancouver, British Columbia, this 9th day of January, 2001.

IDAHO CONSOLIDATED METALS CORP.

per:     Delbert Steiner, Director

per:     David K. Fraser, Director

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